Exhibit 99.4

CONFIDENTIAL

Vendor / Supplier FAQ

1.	What was announced?

•	Snyder’s-Lance has entered into a definitive agreement to be acquired by Campbell Soup Company.

•	We are excited about joining the Campbell family and the significant opportunities it will present for the combined company’s stakeholders.

•	The combination of Snyder’s-Lance brands with Campbell’s Pepperidge Farm, Arnott’s and Kelsen brands will create a diversified snacking leader.

•	As we move forward, we will continue to build upon our heritage as a premium snack food company with an uncompromising focus on our customers, partners, ingredients, quality and taste.

2.	Who is Campbell Soup?

•	Campbell is a highly respected leader in our industry. Founded in 1869, its iconic brands include Campbell’s, Goldfish, Pepperidge Farm, Prego, V8 and it has more recently added Bolthouse Farms and Pacific Foods.

•	We recognize our companies share similar cultures driven by family- and founder-led brands and a strong focus on ingredients, quality and taste.

•	Campbell’s purpose to deliver “Real Food that matters for life’s moments,” squarely aligns with our passion “to make quality snacks for any occasion.”

3.	What are the benefits of the proposed transaction for vendors and suppliers?

•	We believe joining the Campbell family will present significant opportunities for the combined company’s stakeholders, including our valued vendor and supplier partners.

•	We look forward to capitalizing on the unique strengths of both companies to enhance our partnership with you and provide consumers with an even greater variety of better-for-you snacks.

•	We recognize that you play an important role in Snyder’s-Lance’s success and look forward to continuing to partner with you to provide consumers with quality snacks for any occasion.

4.	Why is Snyder’s-Lance being acquired by Campbell Soup?

•	The combination of Snyder’s-Lance brands with Campbell’s Pepperidge Farm, Arnott’s and Kelsen brands will create a diversified snacking leader.

•	The transaction will also provide consumers of the combined business with an even greater variety of better-for-you snacks.

•	Campbell has been building on its impressive heritage by strengthening its core business and expanding into faster growing spaces, such as snacking, to meet consumer preferences and diversity its portfolio.

5.	Will this announcement impact Snyder’s-Lance’s pricing and / or product offering? Will Snyder’s-Lance continue to provide the same products?

•	Until the transaction closes, which we expect to occur by early in the second quarter of calendar year 2018, Snyder’s-Lance will continue to operate as a separate, independent company.

CONFIDENTIAL

•	It is business as usual and we will continue to work with you as we always have to deliver the same high-quality snacks that our customers expect.

•	Upon closing, customers of both companies will benefit from an even greater variety of better-for-you snacks.

6.	Will there be any changes in my relationship with Snyder’s-Lance? Will my day-to-day contacts change?

•	Your contacts at Snyder’s-Lance will remain the same and we will continue to work with you as we always have to deliver the same high-quality snacks that our customers expect.

•	As always, we will communicate any important updates or changes to our relationship with you as we work towards the closing of the transaction.

7.	What are the next steps? When will the transaction close?

•	We expect to complete the transaction by early in the second quarter of calendar year 2018. Until then, Snyder’s-Lance and Campbell will continue to operate as independent companies.

•	I want to emphasize our commitment to working with you as we always have to deliver the same snacks with a strong focus on ingredients, quality and taste.

8.	Where can I find out more information about the announcement? Who can I contact if I have additional questions?

•	If you have any questions or need support, please do not hesitate to reach out to your regular contact at Snyder’s-Lance.

•	We are committed to keeping you informed throughout this process as we have new information to share.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction.

CONFIDENTIAL

Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.